UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 3, 2008

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

75 Federal Street, Suite 300, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                             On October 3, 2008, based on the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of EnerNOC, Inc. (the “Company”), the Board elected James L. Turner as a Class I director of the Company. In addition, Mr. Turner has been appointed to the Nominating and Governance Committee of the Board. In connection with his election to the Board, Mr. Turner was awarded a fully vested stock option grant under the Company’s 2007 Employee, Director and Consultant Stock Plan to purchase 45,811 shares of the Company’s common stock with an exercise price of $8.70 per share, which represents the closing share price of the Company’s common stock on the date of grant. Mr. Turner will also be entitled to receive an annual cash retainer of $30,000, paid quarterly, and will be eligible to receive annual stock option grants, as more fully described in the Company’s definitive proxy statement (File No. 001-33471) filed with the Securities and Exchange Commission on April 8, 2008. In addition, Mr. Turner and the Company will enter into an indemnification agreement, the form of which is attached as an exhibit to the Company’s annual report on Form 10-K.

Item 7.01	Regulation FD Disclosure.

On October 6, 2008, the Company issued a press release announcing Mr. Turner’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press release issued by the Company on October 6, 2008, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: October 6, 2008	By:	/s/ Neal C. Isaacson
	Name:	Neal C. Isaacson
	Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by the Company on October 6, 2008, furnished herewith.